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                                                                 Exhibit 10.12

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                            STOCK PURCHASE AGREEMENT

                          dated as of November 3, 1998

                                  by and among

                        CONDOR TECHNOLOGY SOLUTIONS, INC.

                                       and

                       The Stockholders of POWERCREW, INC.

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made November 3, 1998, and effective November 4, 1998, by and among CONDOR TECHNOLOGY SOLUTIONS, INC., a Delaware corporation ("CONDOR"), and PETER T. DUFLO and ROBERT GENZANO (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS"). The STOCKHOLDERS are the sole stockholders of POWERCREW, INC., a Pennsylvania corporation ("POWERCREW").

         WHEREAS, STOCKHOLDERS desire to sell to CONDOR, and CONDOR desires to purchase from STOCKHOLDERS, all of the issued and outstanding shares of capital stock of POWERCREW for the consideration, and on the terms, set forth in this Agreement.

         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule or exhibit attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this Agreement:

         "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person. For the purposes hereof, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "A/R Aging Reports" has the meaning set forth in Section 6.11.

         "Balance Sheet Date" means October 31, 1998.

         "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by POWERCREW, any ERISA Affiliate, or any predecessor of any of the foregoing, under which any employee or former employee of POWERCREW, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

         "CONDOR" has the meaning set forth in the first paragraph of this Agreement.

         "CONDOR Charter Documents" has the meaning set forth in Section 3.1.

         "CONDOR's Closing Documents" has the meaning set forth in Section
1.8(b)

         "CONDOR Stock" means the common stock, par value $.01 per share, of CONDOR.

         "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

         "Closing Date" has the meaning set forth in Section 1.7.

         "Code" means the Internal Revenue Code of 1986, as amended.

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         "Earnout Price" has the meaning set forth in Section 1.4.

         "Earnout Payment Date" has the meaning set forth in Section 1.4(c).

         "Environmental Requirements" has the meaning set forth in Section 2.10.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, POWERCREW or any predecessor of POWERCREW.

         "Expiration Date" has the meaning set forth in Section 2.

         "GAAP" means generally accepted accounting principles of the United States.

         "Governmental Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, federal, state, local or otherwise.

         "Hazardous Materials" has the meaning set forth in Section 2.10(b).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. ss. 18a) and the rules and regulations promulgated thereunder.

         "Intellectual Property" means all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software or technology systems.

         "Interim Balance Sheet" is a statement which the parties agree is accurate and correct and fairly presents POWERCREW's financial condition, assets and liabilities, and stockholders' equity as of September 30, 1998, and which is attached hereto as Schedule 1.2.

         "Knowledge," "knowledge," "the best knowledge of," "known to" or words of similar import used herein with respect to POWERCREW or the STOCKHOLDERS shall mean the actual knowledge of POWERCREW and/or the STOCKHOLDERS, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand.

         "Laws" has the meaning set forth in Section 2.18.

         "Material Adverse Effect" means, with respect to any Person, any event or occurrence which would have a material adverse effect on such Person's business, condition (financial or other), properties, business prospects or financial results.

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         "Material Contract" means any lease, instrument, agreement, license or permit set forth on Schedule 2.9, 2.10, 2.11, 2.12, 2.13, 2.15 or 2.16 or
any other material agreement to which POWERCREW is a party or by which its properties are bound.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means any natural person, corporation, partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "POWERCREW" has the meaning set forth in the first paragraph of this Agreement.

         "POWERCREW Charter Documents" has the meaning set forth in Section 2.1.

         "POWERCREW Stock" means the common stock, without par value, of POWERCREW.

         "Price Determination Period" has the meaning set forth in Section
1.3(b).

         "Returns" has the meaning set forth at the end of Section 2.19.

         "Scenica" means Scenica, LLC, a Delaware limited liability company to be formed pursuant to Section 1.6 hereof.

         "Scenica Documents" means the documents and deliveries described in
Section 1.6 hereof.

         "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "Statutory Liens" has the meaning set forth in Section 4.3(e).

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         "STOCKHOLDERS" has the meaning set forth in the first paragraph of this
Agreement.

         "STOCKHOLDER Closing Documents" has the meaning set forth in Section 1.8(a).

         "Tax" or "Taxes" has the meaning set forth at the end of Section 2.19.

         "Taxing Authority" has the meaning set forth at the end of Section
2.19.

         "Third Person" has the meaning set forth in Section 8.3.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       SALE AND TRANSFER OF POWERCREW STOCK; CLOSING

          1.1 POWERCREW Stock. Subject to the terms and conditions of this Agreement, at the Closing, STOCKHOLDERS will sell and transfer the POWERCREW Stock to CONDOR, and CONDOR will purchase the POWERCREW Stock from STOCKHOLDERS.

         1.2      Purchase Price.

                  (a) The purchase price (the "Purchase Price") for the POWERCREW Stock will be equal to (a) the "Closing Price," as defined in
Section 1.2(b) below, plus (b) the "Earnout Price" as defined in Section 1.4, minus (c) the "Net Worth Adjustment," as defined in Section 1.5.

                  (b) The Closing Price shall equal to Two Million Eight Hundred Sixty Three Thousand Three Hundred Thirty Six Dollars ($2,863,336).

         1.3 Payment of the Closing Price. The Closing Price shall be paid as follows:

                  (a) An amount equal to One Million Eight Hundred Thirteen Thousand Three Hundred Thirty Six ($1,813,336) shall be payable at Closing by cashier's or certified check or wire transfer of next day funds to the STOCKHOLDERS in proportion to their stock ownership as set forth in Schedule 1.3(a) hereto.

                  (b) CONDOR shall deliver to the STOCKHOLDERS shares of CONDOR Stock valued at Eight Hundred Thousand Dollars ($800,000). The value of CONDOR Stock shall be determined based on the average of the closing price per share for CONDOR Stock for the ten (10) trading days immediately preceding the date which is five (5) trading days immediately prior to the Closing Date, the Earnout Payment Date, or other payment date, as applicable, as reported on the Nasdaq National Market. The foregoing ten (10) day period shall be referred to as the "Price Determination Period." In the event that there shall be no trade on any trading day within the Price Determination Period, or if the Nasdaq National Market shall fail to report a closing price on any such day, the closing price for such day shall be the average of the closing bid price and the closing asked price as reported by the Nasdaq National Market. In

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the event of a dividend payable in shares of CONDOR Stock, or the combination or subdivision of CONDOR Stock, the calculation for determining the value per share of CONDOR Stock shall be proportionally adjusted to reflect such event.

                  (c) An amount equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Escrowed Funds") shall be retained in escrow by CONDOR pursuant to an Escrow Agreement in the form attached hereto as Exhibit 1.3(c) (the "Escrow Agreement"), subject to preparation of the Closing Date Balance Sheet and any Net Worth Adjustment to the Purchase Price determined and effectuated in accordance with Section 1.5 of this Agreement.

         1.4      Earnout Price.

                  (a) The Earnout Price (which is a portion of the Purchase Price payable for the POWERCREW Stock) shall be equal to the sum of the following:

                           (i) For the balance of POWERCREW's fiscal year ending
December 31, 1998 ("partial 1998"), the Earnout Price shall be the lesser of $500,000 or the amount of POWERCREW's "1998 Net Worth" (as defined in Section 1.4(b) below) that exceeds the "Closing Date Net Worth" (as defined in Section 1.5(a) below).

                           (ii) For POWERCREW's twelve months ended December
31, 1999 ("fiscal 1999"), the Earnout Price shall be the lesser of $2,500,000 or the product of (A) Four (4) and (B) the amount of POWERCREW's Pre-tax Earnings that exceeds $900,000 but is less than $1,566,667, if any, for fiscal 1999; and

                           (ii) For POWERCREW's twelve months ended December
31, 2000 ("fiscal 2000"), the Earnout Price shall be the lesser of $3,000,000 or the product of (A) Four (4) and (B) the amount of POWERCREW's Pre-tax Earnings that exceeds $1,900,000 but is less than $2,650,000, if any, for fiscal 2000.

                  (b)      For purposes of this Agreement:

                           (i) "1998 Net Worth" shall be determined based
upon the balance sheet of POWERCREW as of December 31, 1998 and shall be equal to POWERCREW's stockholders' equity (within the meaning of GAAP) as of December 31, 1998.

                           (ii) "Pre-tax Earnings" shall mean, as to each
fiscal year or portion thereof, POWERCREW's earnings after interest, depreciation and amortization, but before federal and state taxes, calculated in accordance with GAAP, but without giving effect to (x) any intercompany costs or charges imposed by CONDOR for services provided to POWERCREW (other than charges for services provided by CONDOR that were previously arranged for and independently paid by POWERCREW) or (y) the amortization of intangible assets resulting from the transactions contemplated by this Agreement. Notwithstanding the foregoing, Pre-tax Earnings for such periods shall include all costs or other charges imposed for services or products provided by CONDOR to POWERCREW for use in connection with the servicing of POWERCREW's customers.

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1998 Net Worth and Pre-tax Earnings shall be determined by POWERCREW in accordance with GAAP as reported on financial statements prepared at the direction of the STOCKHOLDERS and shall be subject to review and audit by CONDOR or its representatives if there are any questions which cannot be resolved directly between CONDOR and POWERCREW management personnel. CONDOR shall determine within ten (10) days after receipt of financial statements reflecting 1998 Net Worth or Pre-tax Earnings whether it will conduct an audit to resolve the calculation of 1998 Net Worth or Pre-tax Earnings.

                  (c) The Earnout Price, if any, payable for partial 1998, fiscal 1999 and fiscal 2000 shall be paid ninety (90) days after the end of each such year (the "Earnout Payment Date"). The Earnout Price payable with respect to Pre-tax Earnings for partial 1998 shall be paid by cashier's or certified check or via wire transfer, and the Earnout Price payable with respect to Pre-tax Earnings for fiscal 1999 and fiscal 2000 shall be paid by CONDOR's delivery of CONDOR Stock valued as set forth in Section 1.3(b).

         1.5. Net Worth Adjustment. The "Net Worth Adjustment" shall be the amount, if any, by which Sixty Three Thousand Three Hundred Thirty Six Dollars ($63,336) exceeds POWERCREW's "Closing Date Net Worth" (defined below).

                  (a) For the purposes hereof, "Closing Date Net Worth" shall be determined based upon the balance sheet prepared for POWERCREW as of October 31, 1998 (the "Closing Date Balance Sheet") and shall be equal to POWERCREW's stockholders' equity (within the meaning of GAAP) as of October 31, 1998. Closing Date Net Worth shall be determined by POWERCREW in accordance with GAAP as reported on the Closing Date Balance Sheet prepared at the direction of the STOCKHOLDERS within fifteen (15) days after the Closing, and shall be subject to review and audit by CONDOR or its representatives if there are any questions which cannot be resolved directly between CONDOR and POWERCREW management personnel. CONDOR shall determine within ten (10) days after receipt of the Closing Date Balance Sheet whether it will conduct an audit to resolve the calculation of Closing Date Net Worth, and if it decides to conduct an audit, shall complete such audit within thirty (30) days after receipt of the Closing Date Balance Sheet.

                   (b) CONDOR shall deduct the Net Worth Adjustment, if any, from the Escrowed Funds, provided that if the amount paid to the Escrow Agent is less than the Net Worth Adjustment after final determination thereof, the STOCKHOLDERS shall, upon demand, pay the amount of the shortfall to CONDOR.

         1.6. Scenica. At or prior to the Closing, the parties shall cause the formation of Scenica, LLC, and the contribution of certain assets to Scenica, in accordance with the Operating Agreement attached hereto as
Exhibit 1.6 and the documents contemplated to be executed in connection therewith (the "Scenica Documents").

          1.7. Closing. The purchase and sale (the "Closing") provided for in this Agreement will be effective as of 12:01 a.m. on November 4, 1998 (the "Closing Date"), and will take place by means of exchange of signatures and documents via facsimile transmission and overnight courier.

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          1.8     Closing Obligations.  At the Closing:

                  (a)      STOCKHOLDERS   shall  deliver  or  cause  to  be
delivered  to  CONDOR  the  following: ("STOCKHOLDERS' Closing Documents"):

                           (i) Certificates representing the POWERCREW Stock,
duly endorsed (or accompanied by duly executed stock powers) for transfer to CONDOR;

                           (ii) Employment agreements (the "Employment
Agreements") in the form of Exhibits 1.8(a)(ii)(A) and 1.8(a)(ii)(B), executed by each of the STOCKHOLDERS;

                           (iii) The Escrow Agreement, executed by each of the
STOCKHOLDERS;

                           (iv) A certificate executed by STOCKHOLDERS to the
effect that (A) except as otherwise stated in such certificate, STOCKHOLDERS' representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date; and (B) STOCKHOLDERS have performed and complied with all covenants and conditions required to be performed or complied with by the STOCKHOLDERS prior to or at the Closing;

                           (v) Resignations of all directors of POWERCREW;

                           (vi) A Good Standing Certificate of POWERCREW as
of a recent date from the Pennsylvania Secretary of State and from all states in which POWERCREW is authorized to do business; and

                           (vii) The Scenica Documents, executed by the
STOCKHOLDERS.

                  (b) CONDOR shall deliver or cause to be delivered to STOCKHOLDERS the following ("CONDOR's Closing Documents"):

                           (i) A certificate executed by CONDOR to the effect
that (A) except as otherwise stated in such certificate, CONDOR's representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; (B) CONDOR has performed and complied with all covenants and conditions required to be performed or complied with by it prior to or at the Closing; and (C) attesting to the incumbency of officers executing documents on behalf of CONDOR;

                           (ii) The portions of the Purchase Price described
in Sections 1.3(a) and 1.3(b);

                           (iii) The Escrowed Funds to the Escrow Agent in
accordance with Section 1.3(c), together with the Escrow Agreement executed by CONDOR and the Escrow Agent;

                           (iv) The Employment Agreements executed by CONDOR;

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                           (v) A good standing certificate for CONDOR from
the State of Delaware; and

                           (vi) The Scenica Documents executed by CONDOR.

                  (c) CONDOR on the one hand, and STOCKHOLDERS on the other hand, shall also deliver such other documents, instruments, certificates, and opinions as may be required by this Agreement or as otherwise necessary to consummate the transactions contemplated hereby.

2.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         The STOCKHOLDERS, jointly and severally, represent and warrant to CONDOR that all of the following representations and warranties in this
Section 2 are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of eighteen (18) months (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Section
2.19 hereof shall survive until such time as the statute of limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 2.19.

         2.1 Due Organization. POWERCREW is a corporation duly incorporated, validly existing and in good standing under the laws of its state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under the Material Contracts; POWERCREW is duly qualified to do business in the jurisdictions listed in
Schedule 2.1 and, except as set forth on Schedule 2.1, there are no other jurisdictions in which the conduct of POWERCREW's business or activities or its ownership of assets requires any other qualification under applicable law, the absence of which would have a Material Adverse Effect on POWERCREW. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended, of POWERCREW (the "Charter Documents") will be delivered to CONDOR pursuant to Section 6.4 hereof. The minute books and stock records of POWERCREW, as heretofore made available to CONDOR, are correct and complete in all material respects.

         2.2 Authorization. The STOCKHOLDERS have the authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and binding obligation of the STOCKHOLDERS, enforceable in accordance with its terms.

         2.3 Capital Stock of POWERCREW. The authorized capital stock of POWERCREW is as set forth in Schedule 2.3. All of the issued and outstanding shares of capital stock of POWERCREW are owned by the STOCKHOLDERS in the proportions set forth in Schedule 1.3(a), free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of capital stock of POWERCREW have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and were offered, issued, sold and delivered by POWERCREW in compliance with all

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applicable state and federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholders.

         2.4 Capital Structure of POWERCREW. POWERCREW has not acquired any capital stock since inception. Except as set forth on Schedule 2.4: (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates POWERCREW to issue any of its authorized but unissued capital stock or its treasury stock; and (ii) POWERCREW has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 2.4 includes a complete listing of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of POWERCREW capital stock and a description of the material terms of such outstanding options, warrants or other rights, true, correct and complete copies of which have been supplied to CONDOR.

         2.5 Subsidiaries. Schedule 2.5 attached hereto lists the name of each of POWERCREW's subsidiaries and sets forth the number and class of the authorized capital stock of each of POWERCREW's subsidiaries and the number of shares of each of POWERCREW's subsidiaries which are issued and outstanding, all of which shares are owned by POWERCREW, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on
Schedule 2.5, POWERCREW does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is POWERCREW, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         2.6 Financial Statements. Attached hereto as Schedule 2.6 are copies of the following financial statements: Balance Sheets and Income Statements, at and for each of the years ended December 31, 1995, 1996 and 1997 and for the nine-month period ended September 30, 1998 prepared by POWERCREW (the "Financial Statements"). Each of the Financial Statements is consistent with the books and records of POWERCREW (which, in turn, are accurate and complete in all material respects) and fairly presents POWERCREW's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in compliance with GAAP, consistently applied among the periods which are the subject of the Financial Statements.

         2.7 Liabilities and Obligations. The STOCKHOLDERS have delivered to CONDOR an accurate list (which is set forth on Schedule 2.7) as of the Balance Sheet Date of (i) all liabilities of POWERCREW in excess of $10,000 which are not reflected in the POWERCREW Financial Statements at the Balance Sheet Date, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which POWERCREW is a party. Except as set forth on Schedule 2.7, since the Balance Sheet Date, POWERCREW has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The STOCKHOLDERS have also set forth on Schedule 2.7, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

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                  (a) a summary description of the liability, together with:
(i) copies of all relevant documentation relating thereto; (ii) amounts claimed and any other action or relief sought; and (iii) name of claimant and all other parties to the claim, suit or proceeding;

                  (b) the name of each court or agency before which such claim, suit or proceeding is pending;

                  (c) the date such claim, suit or proceeding was instituted;
and

                  (d) to the extent it is reasonably possible, a good faith and reasonable estimate of the maximum amount in dispute, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

         2.8 Accounts and Notes Receivable. The STOCKHOLDERS have delivered to CONDOR an accurate list (which is set forth on Schedule 2.8) of the accounts and notes receivable of POWERCREW as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Except to the extent reflected on Schedule
2.8 or as disclosed to CONDOR in a writing accompanying the A/R Aging Reports, as the case may be, the accounts, notes and other receivables shown on Schedule 2.8 and on the A/R Aging Reports are and shall be, and the STOCKHOLDERS have no reason to believe that any such account receivable is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 2.8, net of reserves reflected in the balance sheet calculated consistent with the reserves as of the Balance Sheet Date).

         2.9      Intellectual Property; Permits and Intangibles.

                  (a) POWERCREW owns or has licenses to all Intellectual Property the absence of any of which would have a Material Adverse Effect on POWERCREW, and POWERCREW has delivered to CONDOR an accurate list (which is set forth on Schedule 2.9(a)) of all Intellectual Property owned by POWERCREW. Each item of Intellectual Property owned by or licensed by POWERCREW is valid and in full force and effect. Except as set forth on
Schedule 2.9(a), all right, title and interest in and to each item of Intellectual Property owned by POWERCREW is not subject to any license, royalty arrangement or pending or threatened claim or dispute. To POWERCREW's knowledge, none of the Intellectual Property owned by or licensed by POWERCREW nor any product sold or licensed by POWERCREW, infringes any Intellectual Property right of any other entity and to POWERCREW's knowledge, no Intellectual Property owned by POWERCREW is infringed upon by any other entity. Except as specifically provided in Schedule 2.9(a) or 2.9(b), the transactions contemplated by this Agreement will not (i) to POWERCREW's knowledge, result in the infringement by POWERCREW of any Intellectual Property right of any other entity, (ii) infringe any Intellectual Property listed on Schedule 2.9(a), or (iii) result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to POWERCREW by, any licenses, franchises, permits or government authorizations listed on Schedule 2.9(b).

                  (b) POWERCREW holds all licenses, franchises, permits and other governmental authorizations (which other government authorizations are required by law) the absence of any of which

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could have a Material Adverse Effect on POWERCREW, and POWERCREW has
delivered to CONDOR an accurate list and description (which is set forth on Schedule 2.9(b)) of all governmental licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises and certificates (it being understood that a list of all environmental permits and other environmental approvals is set forth on Schedule 2.10). The licenses, franchises, permits and other governmental authorizations listed on
Schedule 2.9(b) and Schedule 2.10 are valid, and POWERCREW has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. POWERCREW has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedule 2.10 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on POWERCREW.

         2.10     Environmental Matters.

                  (a) Except as set forth on Schedule 2.10,

                           (i) POWERCREW is and at all times has been in
compliance in all material respects with, and has not been in violation of or liable under, all Environmental Requirements, and

                           (ii) POWERCREW possesses all permits, licenses and
certificates required by all Environmental Requirements, and has filed all notices or applications required thereby.

As used herein, "Environmental Requirements" shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to pollution and protection of the environment, all as amended to date.

                  (b)      Except as disclosed on Schedule 2.10:

                           (i) POWERCREW has not been subject to, or received
any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Materials in, under or upon any real property currently or formerly owned, leased or used by (A) POWERCREW or
(B) any other person that has, at any time, disposed of Hazardous Materials on behalf of POWERCREW;

                           (ii) POWERCREW does not have any basis for any such
notice or action; and

                           (iii) there are no pending or, to the knowledge of
POWERCREW, threatened actions or proceedings (or notices of potential actions or proceedings) from any Governmental Authority or any other entity regarding any matter relating to health, safety or protection of the environment against POWERCREW.

"Hazardous Materials" for purposes of this Agreement shall include, without limitation: (A) hazardous materials, hazardous substances, extremely hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("RCRA"), and any other Environmental and Safety Requirements; (B) petroleum, including, without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (C) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss. 2011 et seq.; and (D) asbestos in any form or condition.

                  (c) There are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Requirements, give rise to any legal obligation or liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving POWERCREW under any Environmental Requirements or related common law theories except as identified on Schedule 2.10.

                  (d) Schedule 2.10 sets forth the name and address of every off-site waste disposal organization, and each of the haulers, transporters or cartage organization engaged now or in the preceding three years by POWERCREW to dispose of Hazardous Materials to any such off-site waste disposal location on behalf of POWERCREW or any of its predecessors.

         2.11 Personal Property. POWERCREW has delivered to CONDOR an accurate list (which is set forth on Schedule 2.11) of (a) all personal property with a fair market value individually in excess of $5,000 which is included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of POWERCREW as of the Balance Sheet Date, (b) all other personal property owned by POWERCREW with a value individually in excess of $5,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (c) all leases and agreements in respect of personal property with a value individually in excess of $5,000, including, in the case of each of (a), (b) and (c), (1) true, complete and correct copies of all such leases which have been provided to CONDOR's counsel, (2) a listing of the capital costs of all such assets which are subject to capital leases and (3) an indication as to which assets are currently owned, or, to POWERCREW's knowledge, were formerly owned, by the STOCKHOLDERS or other Affiliates of POWERCREW. Except as set forth on
Schedule 2.11, (i) all personal property with a value individually in excess of $5,000 used by POWERCREW in its business is either owned by POWERCREW or leased by POWERCREW pursuant to a lease included on Schedule 2.11, (ii) all of the personal property listed on Schedule 2.11 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 2.11 are in full force and effect and constitute valid and binding agreements of POWERCREW, and to POWERCREW's knowledge, of the other parties (and their successors) thereto in accordance with their respective terms.

         2.12 Significant Customers; Material Contracts and Commitments. POWERCREW has delivered to CONDOR an accurate list (which is set forth on Schedule 2.12) of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 2.12, means a customer (or Person or entity) representing 5% or more of POWERCREW's annual revenues as of the Balance Sheet Date. Except to the extent set forth on
Schedule 2.12, none of POWERCREW's significant customers has canceled or substantially reduced or, to the knowledge of POWERCREW, is currently attempting or threatening to cancel, a contract or substantially reduce utilization of the services provided by POWERCREW.

         Except as listed or described on Schedule 2.12, as of or on the date hereof, POWERCREW is not a party to or bound by, nor do there exist any, contracts relating to or in any way affecting the operation or ownership of POWERCREW's business that are of a type described below:

                  (a) any collective bargaining arrangement with any labor union or any such agreement currently in negotiation or proposed;

                  (b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of real property other than in POWERCREW's ordinary course of business in excess of $5,000;

                  (c) any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that POWERCREW need not list any such contract made in the ordinary course of business) which requires aggregate future payments of greater than $5,000;

                  (d) any contract relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

                  (e) any contract granting any person a lien on any of the assets of POWERCREW, in whole or in part;

                  (f) any contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 2.10), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

                  (g) any contract granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any of the assets of POWERCREW's business other than in the ordinary course of business;

                  (h)      any contract under which POWERCREW is

                           (i) a lessee or sublessee of any machinery,
equipment, vehicle or other tangible personal property or real property, or

                           (ii) a lessor of any real property or tangible
personal property owned by POWERCREW,

in either case having an original value in excess of $5,000;

                  (i) any contract providing for the indemnification of any officer, director, employee or other person, where such indemnification may exceed the sum of $5,000;

                  (j)      any joint venture or partnership contract; and

                  (k) any other contract with a term in excess of one year, whether or not made in the ordinary course of business, which involves payments in excess of $5,000.

POWERCREW has provided CONDOR with a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 2.12, each Material Contract is a valid and binding obligation of POWERCREW, enforceable against POWERCREW in accordance with its terms, and is in full force and effect. Except as set forth on
Schedule 2.12, POWERCREW has performed all obligations required to be performed by it under each Material Contract and neither POWERCREW nor, to the knowledge of POWERCREW, any other party to any Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder; and there exists no condition which, to the knowledge of POWERCREW, would constitute a breach or default thereunder. POWERCREW has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise. Except as set forth on Schedule 2.12, no Material Contract is, or is expected to be, in an "overrun" (as defined in Section 8.1 below) position.

         2.13 Real Property. (a) Schedule 2.13(a) includes a list of all real property owned by POWERCREW (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other real property, if any, used by POWERCREW in the conduct of its business. POWERCREW has good and insurable title to the real property owned by it, subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except for:

                           (i) liens reflected on Schedule 2.7 or 2.12 as
securing specified liabilities (with respect to which no default by POWERCREW exists);

                           (ii) liens for current taxes not yet due and payable
and assessments not in default;

                           (iii) easements for utilities serving the property
only; and

                           (iv) easements, covenants and restrictions and
other exceptions to title shown of record in the office of the county clerk in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

True, complete and correct copies of all title reports and title insurance policies currently in possession of POWERCREW with respect to real property owned by POWERCREW have been delivered to CONDOR.

                  (b) Schedule 2.13(b) includes an accurate list of real property leases to which POWERCREW is a party and an indication as to which such properties, if any, are currently owned, or were formerly owned, by the STOCKHOLDERS or other Affiliates of POWERCREW. Counsel to

CONDOR has been provided with true, complete and correct copies of all leases and agreements in respect of such real property leased by POWERCREW. Except as set forth on Schedule 2.13(b), all of such leases included on Schedule 2.13(b) are in full force and effect and constitute valid and binding agreements of POWERCREW and, to POWERCREW's knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         2.14     Insurance.

                  (a)      POWERCREW has delivered to CONDOR:

                           (i) true and complete copies of all policies of
insurance to which POWERCREW is a party or under which POWERCREW, or any director of POWERCREW, is or has been covered by virtue of his employment at POWERCREW at any time within two years preceding the date of this Agreement;

                           (ii) true and complete copies of all pending
applications for policies of insurance; and

                           (iii) any statement by the auditor of POWERCREW's
financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b)      Schedule 2.14(b) describes:

                           (i) any self-insurance arrangement by or affecting
POWERCREW, including any reserves established thereunder; any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by POWERCREW; and

                           (ii) all obligations of POWERCREW to third parties
with respect to insurance (including such obligations under leases and service agreements), and identifies the policy under which such coverage is provided.

                  (c) Schedule 2.14(c) sets forth, by year, for the current policy year and each of the preceding two policy years:

                           (i)      a summary of the loss experience under
each policy;

                           (ii) a statement describing each claim under an
insurance policy for an amount in excess of $5,000, which sets forth:

                                    (A)     the name of the claimant;
                                    (B)     a description of the policy by
                                            insurer, type of insurance and
                                            period of coverage; and

                                    (C)     the amount and a brief description
                                            of the claim; and

                           (iii) a statement describing the loss experience
for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d)

                            (i) All policies to which POWERCREW is a party or
that provide coverage to POWERCREW:

                                    (A)     are valid, outstanding and
                                            enforceable;
                                    (B)     taken together, provide customary
                                            insurance for the assets and the
                                            operations of POWERCREW for all
                                            risks normally insured against by a
                                            person carrying on the same business
                                            or businesses of POWERCREW;
                                    (C)     are sufficient for compliance with
                                            all legal requirements and Material
                                            Contracts to which POWERCREW is a
                                            party or by which it is bound; and
                                    (D)     will continue in full force and
                                            effect in favor of POWERCREW
                                            following the Closing in accordance
                                            with their respective terms;

                           (ii)     POWERCREW has not received:

                                    (A)     any refusal of coverage or any
                                            notice that a defense will be
                                            afforded with reservation of rights,
                                            or
                                    (B)     any notice of cancellation or any
                                            other indication that any insurance
                                            policy is no longer in full force or
                                            effect or will not be renewed or
                                            that the issuer of any policy is not
                                            willing or able to perform its
                                            obligations thereunder;

                           (iii) POWERCREW has paid all premiums due, and has
otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any director thereof

                           (iv) POWERCREW has given notice to the insurer of all
claims known by it to be insured thereby.

         2.15     Compensation; Employment Agreements; Organized Labor Matters.

                  (a) POWERCREW has delivered to CONDOR an accurate list (which is set forth on Schedule 2.15) showing all officers, directors and the key employees of POWERCREW, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date, and (ii) if different, the date hereof. POWERCREW has provided to CONDOR true, complete and correct copies of any employment agreements for persons listed on Schedule 2.15. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

                  (b) Except as set forth on Schedule 2.15, there is no, and within the last three years POWERCREW has not experienced any, strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor, pending or, to POWERCREW's knowledge, threatened against POWERCREW; nor is there, to the knowledge of POWERCREW, any basis for any such allegation, charge or complaint. There is no request directed to POWERCREW for union or similar representation pending and, to POWERCREW's knowledge, no question concerning representation has been raised. To POWERCREW's knowledge, no key employee and no group of employees has any plans to terminate employment with POWERCREW. POWERCREW has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. POWERCREW is not liable for any arrearages of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulation.

         2.16 Employee Plans. POWERCREW has delivered to CONDOR an accurate listing (which is set forth on Schedule 2.16) showing all Benefit Plans of POWERCREW, together with true, complete and correct copies of such Benefit Plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. POWERCREW is not required to contribute to any Benefit Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of POWERCREW's employees.

         2.17 Compliance with ERISA. Except as set forth on Schedule 2.17, all Benefit Plans that are intended to qualify under Section 401(a) of the Code are and have been so qualified and have been determined by the Internal Revenue Service to be qualified in form, and copies of such determination letters have been delivered to CONDOR's counsel. Except as set forth on
Schedule 2.17, all reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof have been provided to CONDOR. Except as set forth on Schedule 2.17, neither the STOCKHOLDERS, any such Benefit Plan, POWERCREW, nor any "disqualified person" or "party in interest" as such terms are defined in Section 4975 of the Code or Section 3(14) of ERISA has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. Except as set forth on
Schedule 2.17, no Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA, and POWERCREW has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. The STOCKHOLDERS further represent, except as set forth on Schedule 2.17, that:

                  (a) There have been no terminations, partial terminations or discontinuance of contributions to any such Benefit Plan intended to qualify under Section 401 (a) of the Code without notice to and approval by the Internal Revenue Service;

                  (b) No such Benefit Plan subject to the provisions of Title IV of ERISA has been terminated;

                  (c) There have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Benefit Plan;

                  (d) POWERCREW has not incurred liability under Section 4062 of ERISA;

                  (e) No circumstances exist pursuant to which POWERCREW could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multi-employer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any Benefit Plan now or heretofore maintained or contributed to by any entity other than POWERCREW that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes POWERCREW;

                  (f) POWERCREW is not now, nor can it as a result of its past activities become, liable to the PBGC or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA;

                  (g) All Benefit Plans and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations;

                  (h) All accrued contribution obligations of POWERCREW with respect to any Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet of POWERCREW as of the Balance Sheet Date.

                  (i) No claim, lawsuit, arbitration or other action has been threatened, asserted, or instituted against any Benefit Plan or related trust, any trustee or fiduciaries thereof, POWERCREW, or any director, officer or employee thereof;

                  (j) No Benefit Plan is under audit or investigation by any Governmental Authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty;

                  (k) Each Benefit Plan intended to meet requirements for tax-favored treatment under Sections 79, 106, 117, 120, 125, 127, 129 or 132 of the Code satisfies the applicable requirements under the Code;

                  (l) With respect to each Benefit Plan that is funded fully or partially through an insurance policy, POWERCREW has no liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Balance Sheet Date;

                  (m) The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions;

                  (n) Neither POWERCREW nor any member of a "controlled group" which includes POWERCREW maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA, the federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminated employee;

                  (o) Neither POWERCREW nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Benefit Plan; and

                  (p) POWERCREW has complied in all respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

         2.18 Conformity with Law; Litigation. Except as set forth on
Schedule 2.10 or Schedule 2.18, POWERCREW has complied with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of its Business (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability other than, in each case, those not having a Material Adverse Effect on POWERCREW. Without limiting the generality of the foregoing, POWERCREW has complied with all applicable federal, state and local Laws relating to antitrust and trade regulations.

         Except to the extent set forth on Schedule 2.7 or Schedule 2.10 or as set forth on Schedule 2.18 (which shall disclose the parties to, nature of, and relief sought for each matter to be disclosed on Schedule 2.18):

                  (a) There is no suit, action, proceeding, claim, order or, to POWERCREW's knowledge, investigation pending or, to POWERCREW's knowledge, threatened against either POWERCREW or any Benefit Plan, or any fiduciary of any such Benefit Plan or, to the knowledge of POWERCREW, pending or threatened against any of the officers, directors or employees of POWERCREW with respect to its business or proposed business activities or to which POWERCREW is otherwise a party, which would have a Material Adverse Effect on POWERCREW, before any court, or before any Governmental Authority (collectively, "Claims"); nor, to POWERCREW's knowledge, is there any basis for any such Claims.

                  (b) POWERCREW is not subject to any judgment, order or decree of any court or Governmental Authority; POWERCREW has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. POWERCREW is not engaged in any legal action to recover monies due it or for damages sustained by it.

                  (c) POWERCREW's current insurance is adequate to cover all pending or threatened Claims, POWERCREW has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such claims have been fully reserved for on the Financial Statements. Schedule 2.18 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

Schedule 2.18 sets forth all closed litigation matters to which POWERCREW was a party during the three years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

         2.19     Taxes.  Except as set forth on Schedule 2.19:

                  (a) All Returns required to have been filed by or with respect to POWERCREW have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes with respect to items or periods covered by all such Returns (whether or not shown on any Return) owed by POWERCREW have been paid or are being contested in good faith with adequate reserves therefor.

                  (b) The provisions for Taxes due by POWERCREW in the Financial Statements, if any, are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of POWERCREW.

                  (c) POWERCREW is not a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which POWERCREW does not file Returns that it is or may be subject to taxation by that jurisdiction that is unresolved or if adversely determined would have a Material Adverse Effect on POWERCREW.

                  (d) POWERCREW has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (e) There is no dispute or claim concerning any Tax liability of POWERCREW either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to POWERCREW. No issues have been raised in any examination by any Taxing Authority with respect to POWERCREW which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 2.19(e) lists all federal, state, local and foreign income Tax Returns filed by POWERCREW for all taxable periods ended on or after January 1, 1991, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. POWERCREW has delivered to CONDOR complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, POWERCREW since January 1, 1991.

                  (f) POWERCREW has not waived any statute of limitations, the waiver of which remains in effect on the date hereof, in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                  (g) POWERCREW has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible
(i) under Section 280G of the Code or (ii) as compensation under Section 162(m) of the Code or any similar provision under state and/or local law.

                  (h) POWERCREW is not a party to any Tax allocation or sharing agreement.

                  (i) POWERCREW is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                  (j) To POWERCREW's and the STOCKHOLDERS' knowledge, the Internal Revenue Service has not proposed or threatened accounting method changes of POWERCREW that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

                  (k) POWERCREW has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                  (l) POWERCREW has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

                 (m) POWERCREW is a "small business corporation" within the meaning of Subchapter S of the Code and has maintained a valid election to be an "S corporation" under Subchapter S of the Code and the equivalent provisions of all applicable state income tax statutes since February 15, 1992.

                  For purposes of this Section 2.19, the following definitions shall apply:

                  "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or Governmental Authority.

                  "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges similar to taxes, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Taxing Authority" means any Governmental Authority, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

         2.20 No Violations. POWERCREW is not in violation of any POWERCREW Charter Document nor is POWERCREW in default under any Material Contract; and, except as set forth on Schedule 2.20, (a) the rights and benefits of POWERCREW under the Material Contracts will not be adversely affected by the transactions contemplated hereby, and (b) the execution of this Agreement and the performance by STOCKHOLDERS of their obligations hereunder and the consummation by the STOCKHOLDERS of the transactions contemplated hereby will not (i) result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Contracts or the POWERCREW Charter Documents, or (ii) require the consent, approval, waiver of any acceleration, termination or other right or remedy or action of or by, or make any filing with or give any notice to, any other party. Except as set forth on Schedule 2.20, none of the Material Contracts requires notice to, or consent or approval of, any Governmental Authority or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. None of POWERCREW's Material Contracts with customers permits the use or publication by POWERCREW or CONDOR of the name of any other party to such Material Contracts. Except as set forth on Schedule 2.20, none of the Material Contracts prohibits or restricts POWERCREW from freely providing services to any other customer or potential customer of POWERCREW.

         2.21 Government Contracts. Except as set forth on Schedule 2.21, POWERCREW is not a party to any governmental contract subject to price redetermination or renegotiation.

         2.22 Business Conduct. Except as set forth on Schedule 2.22, since December 31, 1997, POWERCREW has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as forth on Schedule 2.22, since December 31, 1997, there has not been any:

                  (a) Change in POWERCREW's operations, condition (financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects which would have a Material Adverse Effect on POWERCREW;

                  (b) Damage, destruction or loss of any property owned by POWERCREW or used in the operation of the business, whether or not covered by insurance, having a replacement cost or fair market value in excess of $10,000 affecting POWERCREW's property, financial status or the Business;

                  (c) Voluntary or involuntary sale, transfer, surrender, abandonment or other disposition of any kind by POWERCREW of any assets or property rights (tangible or intangible), having a replacement cost or fair market value in excess of $10,000, except in each case the sale of inventory and collection of accounts in the ordinary course of business consistent with past custom and practices;

                  (d) Loan or advance by POWERCREW to any party other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

                  (e) Declaration, setting aside, or payment of any dividend or other distribution in respect to POWERCREW's capital stock, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate;

                  (f) Incurrence of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

                  (g) Issuance by POWERCREW of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

                  (h) Cancellation, waiver or release by POWERCREW of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

                  (i) Amendment of POWERCREW's Articles or Certificate of Incorporation or By-Laws;

                  (j) Amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

                  (k) Change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by POWERCREW;

                  (l) Discharge or satisfaction of any material liability, encumbrance or payment of any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practices or cancellation of any debts or claims;

                  (m) Sale or assignment by POWERCREW of any tangible assets other than in the ordinary course of business;

                  (n) Capital expenditures or commitments therefor by POWERCREW other than in the ordinary course of business in excess of $10,000 in the aggregate;

                  (o) Charitable contributions or pledges by POWERCREW in excess of $5,000 in the aggregate;

                  (p) Mortgage, pledge or other encumbrance of any asset of POWERCREW other than in the ordinary course of business;

                  (q) Adoption, amendment or termination of any Benefit Plan;

                  (r) Increase in the benefits provided under any Benefit Plan;
or

                  (s) An occurrence or event not included in clauses (a) through
(r) that has resulted or might be expected to have a Material Adverse Effect on POWERCREW.

         2.23 Deposit Accounts; Powers of Attorney. POWERCREW has delivered to CONDOR an accurate schedule (which is set forth on Schedule 2.23) as of the date of this Agreement of:

                  (a) the name of each financial institution in which POWERCREW has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c)      the type of account and account number; and

                  (d) the name of each person authorized to draw thereon or have access thereto.

Schedule 2.23 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from POWERCREW and a description of the terms of such power of attorney.

         2.24 Relations with Governments. POWERCREW has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause POWERCREW to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         2.25 Disclosure. The representations and warranties of the STOCKHOLDERS contained in this Agreement, the schedules to this Agreement provided by the STOCKHOLDERS, the certificates and the other documents furnished by the STOCKHOLDERS to CONDOR pursuant hereto, taken as a whole, present fairly the business and operations of POWERCREW for the time periods with respect to which such information was requested. POWERCREW's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which POWERCREW is a party, or to which its properties are subject, or by any other fact or circumstance regarding POWERCREW (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the STOCKHOLDER) that is not disclosed pursuant hereto or thereto.

         2.26 Prohibited Activities. Except as set forth on Schedule 2.26, POWERCREW has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 4.3.

         2.27 Affiliate Transactions. Schedule 2.27 sets forth the parties to and the date, nature and amount of (a) each transaction or series of similar transactions (other than payments of salary and bonus which are reflected as line items in the Financial Statements) involving the transfer of any cash, property or rights in which the amount involved individually or collectively exceeded $5,000 to or from POWERCREW from, to, or for the benefit of any STOCKHOLDER, former stockholder, Affiliate or former Affiliate of POWERCREW ("Affiliate Transactions") during the period commencing January 1, 1994 through the date hereof, and (b) any existing commitments of POWERCREW to engage in the future in any Affiliate Transactions. Each Affiliate Transaction was effected on terms equivalent to those which would have been established in an arm's-length negotiation, except as disclosed on Schedule 2.27.

         2.28 HSR Compliance. POWERCREW is not engaged in manufacturing, has less than $10 million in total assets, and has less than $100 million in annual revenues (all as determined in accordance with the HSR Act).

         2.29 Misrepresentation. None of the representations and warranties set forth in this Agreement, the certificates and the other documents furnished to CONDOR pursuant hereto, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         2.30 Authority; Ownership. STOCKHOLDERS have the full legal right, power and authority to enter into this Agreement. The STOCKHOLDERS own beneficially and of record all of the shares of POWERCREW Stock and such POWERCREW Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

         2.31 Preemptive Rights. STOCKHOLDERS do not have, or hereby waive, any preemptive or other right to acquire shares of POWERCREW Stock that the STOCKHOLDERS have or may have had.

3.       REPRESENTATIONS OF CONDOR

         CONDOR represents and warrants to STOCKHOLDERS that all of the following representations and warranties in this Section 3 are true and correct at the date of this Agreement and shall be true and correct on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of eighteen months.

         3.1 Due Organization. CONDOR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under any material agreement to which it is a party or by which its properties are bound. True, complete and correct copies of the Certificate of Incorporation and By-Laws, each as amended, of CONDOR (the "CONDOR Charter Documents") are attached to the Secretary's Certificate delivered to the STOCKHOLDERS in accordance with Section 5.6 hereof.

         3.2 Authorization. The representatives of CONDOR executing this Agreement have the authority to execute and deliver this Agreement and to bind CONDOR to perform its obligations hereunder. The execution and delivery of this Agreement by CONDOR and the performance by CONDOR of its obligations under this Agreement and the consummation by CONDOR of the transactions contemplated hereby have been, or will have been on or before the date of the Closing, duly authorized by all necessary corporate action in accordance with applicable law and the Certificate of Incorporation and By-Laws of CONDOR. Each share of CONDOR Stock to be issued to the STOCKHOLDERS on the Closing Date will be duly and validly authorized and issued, free and clear of all liens, claims and other encumbrances and fully paid and nonassessable. This Agreement constitutes the valid and binding obligation of CONDOR, enforceable in accordance with its terms.

         3.3 Transaction Not a Breach. Neither the execution and delivery of this Agreement by CONDOR nor its performance will violate, conflict with, or result in a breach of any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on CONDOR or conflict with or result in the breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the By-Laws of CONDOR or of any contract, agreement, mortgage or other instrument or obligation of any nature to which CONDOR is a party or by which CONDOR is bound.

         3.4. Delivery of Documents; Securities Law Matters. CONDOR has made available to the STOCKHOLDERS its (a) 1997 Annual Report on Form 10-K, and (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (collectively, the "CONDOR Commission Reports"). As of their respective dates, the CONDOR Commission Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since February 5, 1998, CONDOR has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the applicable rules and regulations promulgated thereunder.

         3.5. Misrepresentation. None of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the STOCKHOLDERS as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.       COVENANTS PRIOR TO CLOSING

         4.1      Access and Cooperation; Due Diligence.

                  (a) Between the date of this Agreement and the Closing Date, POWERCREW will afford to the officers and authorized representatives of CONDOR access during business hours and upon twenty-four (24) hours' advance notice to all of POWERCREW's sites, properties, books and records and will furnish CONDOR with such additional financial and operating data and other information as to the business and properties of POWERCREW as CONDOR may from time to time reasonably request. POWERCREW will cooperate with CONDOR and its representatives, including CONDOR's auditors and counsel, in the preparation of any documents or other materials which may be required in connection with the transactions contemplated by this Agreement. CONDOR and the STOCKHOLDERS will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 10.

                  (b) CONDOR will cooperate with POWERCREW, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. POWERCREW will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 10.

         4.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, POWERCREW will:

                  (a) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

                  (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with POWERCREW;

                  (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities; and

                  (g) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to POWERCREW as the instruments being replaced.

         4.3 Prohibited Activities. Between the date hereof and the Closing Date, except as specifically contemplated hereby, POWERCREW will not, without the prior written consent of CONDOR, which consent shall not be unreasonably withheld or delayed:

                  (a) make any change in its Certificate or Articles of Incorporation or By-Laws;

                  (b) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind;

                  (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) or involves an amount not in excess of $5,000;

                  (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (i) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $5,000 necessary or desirable for the conduct of the business of POWERCREW, (ii)(A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (ii) being referred to herein as "Statutory Liens"), or (iii) liens set forth on Schedule 2.7 or 2.12 hereto;

                  (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

                  (g) negotiate for the acquisition of any business or the start-up of any new business;

                  (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (i) waive any material right or claim of POWERCREW, provided that POWERCREW may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule
2.8 unless specifically listed thereon;

                  (j) commit a material breach, materially amend or terminate any Material Contract;

                  (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

                  (l) except in the ordinary course of business or as required by Law or contractual obligations, POWERCREW will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the employees engaged in POWERCREW's business, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee engaged in POWERCREW's business, (iv) amend or enter into a new Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any Affiliate Transaction.

         4.4 No Shop. In consideration of the substantial expenditure of time, effort and expense undertaken by CONDOR in connection with its due diligence review and the preparation and execution of this Agreement, the STOCKHOLDERS agree that neither they nor their representatives, agents, employees or affiliates will, after the execution of this Agreement until the earlier of (a) the termination of this Agreement, or (b) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning POWERCREW) any acquisition proposal relating to or affecting POWERCREW or any part of it, or any direct or indirect interests in POWERCREW, whether by purchase of assets or stock, purchase of interests, merger or other transaction ("Acquisition
Transaction"), and that the STOCKHOLDERS will promptly advise CONDOR of the terms of any communications the STOCKHOLDERS or POWERCREW may receive or become aware of relating to any bid for all or any part of POWERCREW.

         4.5 Agreements. Except as set forth on Schedule 6.7, on or prior to the Closing Date, the STOCKHOLDERS and POWERCREW shall terminate (a) any stockholders' agreements, voting agreements, voting trusts, options, warrants and employment agreements between POWERCREW and any of the STOCKHOLDERS, and (b) any existing agreement between POWERCREW and any of the STOCKHOLDERS. A list of such agreements to be terminated is set forth on Schedule 4.5 and copies of each such agreement to be terminated have been provided to counsel for CONDOR.

         4.6 Notification of Certain Matters. The STOCKHOLDERS shall give prompt notice to CONDOR of (a) the occurrence or non-occurrence of any event of which POWERCREW or the STOCKHOLDERS have knowledge, the occurrence or non-occurrence of which would cause any representation or warranty of the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of the STOCKHOLDERS to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder. CONDOR shall give prompt notice to the STOCKHOLDERS of (a) the occurrence or non-occurrence of any event of which CONDOR has knowledge, the occurrence or non-occurrence of which would cause any representation or warranty of CONDOR contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of CONDOR to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 4.6 shall not be deemed to (a) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to
Section 4.7, (b) modify the conditions set forth in Sections 5 and 6, or (c) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.7 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that supplements and amendments to Schedules 2.7, 2.8, 2.11 and 2.12 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. No supplement or amendment to a Schedule shall be deemed to cure any breach of any representation and warranty by either party made in this Agreement, provided that if the party to whom a supplemental or amending disclosure was made proceeds to Closing, that party shall be deemed to have waived such breach of representation and warranty and any remedies which might have been available with respect thereto.

         4.8 Final Financial Statements. POWERCREW shall provide prior to the Closing Date, and CONDOR shall have had sufficient time prior thereto to review, the unaudited statements of income, cash flows and retained earnings of POWERCREW for all months ended no earlier than 30 days prior to the Closing Date, disclosing no material adverse change in the financial condition of POWERCREW or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein), but shall not include all of the footnotes and adjustments required by GAAP for complete financial statements. Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of POWERCREW for the periods indicated thereon.

         4.9. Prospectus; Registration Statement. CONDOR has delivered to POWERCREW and the STOCKHOLDERS a Prospectus with respect to the shares of CONDOR Stock to be issued to the STOCKHOLDERS as part of the Purchase Price. CONDOR shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of the CONDOR Stock as part of the Purchase Price. CONDOR and POWERCREW will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders or shareholders and such other matters as may be necessary or advisable for any filings under any Blue Sky laws and any other statement or application made by or on behalf of CONDOR or POWERCREW to any governmental body in connection with the transactions contemplated by this Agreement.

         4.10. The Nasdaq Stock Market Additional Shares Notification. CONDOR will file an additional shares notification with The Nasdaq Stock Market to approve for listing, subject to official notice of its issuance, the shares of CONDOR Stock to be issued in connection herewith. CONDOR shall exercise reasonable good faith efforts to cause the shares of CONDOR Stock to be issued as part of the Purchase Price to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

         4.11. Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         4.12. Employee Bonuses. POWERCREW has committed to pay bonuses (the "Employee Bonuses") to the employees and in the amounts set forth on Schedule
4.11 hereto, which Employee Bonuses have been reflected on the books and records of POWERCREW. Immediately prior to the Closing, CONDOR shall pay into POWERCREW funds adequate to pay the Employee Bonuses by electronic funds transfer. POWERCREW shall use the funds so paid to pay the Employee Bonuses.

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS

         The obligations of the STOCKHOLDERS with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the conditions set forth in this Section 5. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by the STOCKHOLDERS unless they have objected by notifying CONDOR in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of CONDOR contained in Section 3 hereof.

         5.1 Representations and Warranties. All representations and warranties of CONDOR contained in the Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of that date; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of CONDOR shall have been delivered to the STOCKHOLDER.

         5.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by CONDOR on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and certificates to the foregoing effect dated on the Closing Date and signed by the President or any Vice President of CONDOR shall have been delivered to the STOCKHOLDERS.

         5.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the performance of this Agreement or the consummation of the transactions contemplated herein.

         5.4 Consents and Approvals. All necessary consents of and filings required to be obtained or made by CONDOR with any Governmental Authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         5.5 Good Standing Certificates. CONDOR shall have delivered to the STOCKHOLDERS a certificate, dated as of a date no earlier than 10 days prior to the Closing Date, duly issued by the Delaware Secretary of State, showing that CONDOR is in good standing.

         5.6 Secretary's Certificate. The STOCKHOLDERS shall have received a certificate or certificates, dated the Closing Date and signed by the corporate secretary of CONDOR, certifying the truth and correctness of attached copies of the CONDOR's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors approving CONDOR's entering into this Agreement and the consummation of the transactions contemplated hereby.

         5.7 CONDOR's Closing Documents. CONDOR shall have executed and delivered CONDOR's Closing Documents.

         5.8 Registration Statement. The Registration Statement under which the CONDOR Stock is registered shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of CONDOR Stock to be issued pursuant hereto, and no stop order suspending the effectiveness of any qualification or registration of such CONDOR Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.

         5.9 Nasdaq Stock Market Additional Shares Notification. The CONDOR Stock to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance by CONDOR.

         5.10 Opinion of Counsel. The STOCKHOLDERS shall have received an opinion from Counsel to CONDOR, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.10.

         5.11. Employee Bonuses. CONDOR shall have advanced the funds necessary to enable POWERCREW to pay the Employee Bonuses.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF CONDOR

         The obligations of CONDOR with respect to actions to be taken on the Closing Date, are subject to the satisfaction or waiver on or prior to the Closing Date, as the case may be, of all of the conditions set forth in this
Section 6. As of the Closing Date all conditions not satisfied shall be deemed to have been waived by CONDOR unless it has objected by notifying the STOCKHOLDERS in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the STOCKHOLDERS contained in Section 2 hereof.

         6.1 Representations and Warranties. All the representations and warranties of the STOCKHOLDERS contained in this Agreement shall be true and correct in all material respects as of the Closing Date; and the STOCKHOLDERS shall have delivered to CONDOR certificates dated the Closing Date and signed by them to such effect.

         6.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS on or before the Closing Date shall have been duly performed or complied with in all material respects on or before the Closing Date and the STOCKHOLDERS shall have delivered to CONDOR certificates dated the Closing Date and signed by them to such effect.

         6.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the performance of this Agreement or the consummation of the transactions contemplated herein.

         6.4 Certificates. CONDOR shall have received a copy of POWERCREW's Certificate or Articles of Incorporation, and all amendments thereto, certifying the Pennsylvania Secretary of State, and a copy of POWERCREW's By-Laws, and all amendments thereto, certifying POWERCREW's corporate secretary.

         6.5 No Material Adverse Change. As of the Closing Date, no event or circumstance shall have occurred with respect to POWERCREW which would constitute a Material Adverse Effect on POWERCREW, and POWERCREW shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of POWERCREW to conduct its business.

         6.6 STOCKHOLDERS' Releases. The STOCKHOLDERS shall have delivered to CONDOR an instrument dated the Closing Date releasing POWERCREW from any and all
(a) claims prior to the Closing Date of STOCKHOLDERS against POWERCREW and CONDOR and (b) obligations prior to the Closing Date, of POWERCREW and CONDOR to the STOCKHOLDERS, except for (x) items specifically identified on Schedules 2.7 and 2.12 as being claims of or obligations to the STOCKHOLDERS, (y) continuing obligations to the STOCKHOLDERS relating to their employment by POWERCREW and
(z) obligations arising under this Agreement or the transactions contemplated hereby.

         6.7 Termination of Agreements. Except as set forth on Schedule 6.7, (a) all existing agreements between POWERCREW and the STOCKHOLDERS, and (b) all agreements granting options to purchase POWERCREW Stock, shall have been terminated, canceled or otherwise released prior to or as of the Closing Date.

         6.8 Opinion of Counsel. CONDOR shall have received an opinion from Counsel to the STOCKHOLDERS, dated the Closing Date, substantially in the form attached hereto as Exhibit 6.8.

         6.9 Consents and Approvals. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made and all necessary consents and approvals of third parties, including those listed on Schedule 2.20, shall have been obtained.

         6.10 Good Standing Certificates. STOCKHOLDERS shall have delivered to CONDOR a certificate, dated as of a date no earlier than ten (10) days prior to the Closing Date, duly issued by the appropriate Governmental Authority in POWERCREW's state of incorporation and, unless waived by CONDOR, in each state in which POWERCREW is authorized to do business, showing POWERCREW is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for POWERCREW for all periods prior to the Closing have been filed and paid.

         6.11. A/R Aging Reports. Within ten (10) days prior to Closing, the STOCKHOLDERS shall have provided CONDOR (a) an accurate list of all outstanding receivables obtained subsequent to the Balance Sheet Date and as of a date which is within ten (10) calendar days of the Closing Date and (b) an aging of all such accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports").

         6.12. STOCKHOLDER Closing Documents. The STOCKHOLDERS and POWERCREW shall have executed and delivered the STOCKHOLDER Closing Documents.

         6.13 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to CONDOR.

         6.14. Board of Directors. CONDOR's Board of Directors shall have approved the transactions contemplated hereby.

7.       COVENANTS OF CONDOR AND THE STOCKHOLDERS AFTER CLOSING

         7.1. Options. CONDOR shall make available to POWERCREW for partial 1998, fiscal 1999, and fiscal 2000, non-qualified stock options under the CONDOR Stock Option Plan, exercisable for an aggregate of Sixty Thousand (60,000) shares of CONDOR Stock, for grant to such employees of POWERCREW (other than the STOCKHOLDERS) as shall be mutually designated by CONDOR and senior management of POWERCREW.

         7.2. Restrictions on CONDOR Stock. Notwithstanding the fact that the CONDOR Stock delivered to the STOCKHOLDERS shall be registered, each of the STOCKHOLDERS agrees that, for a period of one (1) year after the delivery of CONDOR Stock, Seventy Percent (70%) of the CONDOR Stock delivered to the STOCKHOLDERS (or their permitted assignees) shall be restricted to prevent the transfer of such CONDOR Stock. For the purposes of this Section 7.2, "transfer" shall mean any voluntary or involuntary act by which a STOCKHOLDER makes, or attempts or purports to make, or suffers to occur, any gift, sale, mortgage, pledge, assignment, hypothecation, encumbrance or other disposition of any CONDOR Stock, or interest therein, owned by him. The term "transfer" includes any transfer which takes place upon the death of a STOCKHOLDER, whether by Last Will and Testament, operation of law or otherwise, and also includes any purported transfer, assignment, sale or other disposition by assignment or operation of law, as a result of the appointment of a trustee in bankruptcy for any STOCKHOLDER, under any judgment or order, as the result of the appointment of a receiver for any STOCKHOLDER, or as a result of any assignment for the benefit of creditors. Notwithstanding the foregoing, each STOCKHOLDER shall, for estate planning purposes, have the right to transfer any CONDOR Stock restricted by operation of this Section 7.2 to his spouse, lineal descendants, or a trust for the benefit of either of them.

         7.3. Section 338(h)(10) Election. STOCKHOLDERS covenant and agree that they will cooperate fully with CONDOR in the event CONDOR elects to treat the sale of the POWERCREW Stock pursuant to this Agreement as a deemed taxable sale of all of POWERCREW's Assets to CONDOR pursuant to Section 338(h)(10) of the Code (the "Election"). STOCKHOLDERS further agree that they will not take, or cause to be taken, any action in connection with the filing of any tax return of STOCKHOLDERS which would be inconsistent with or prejudice the Election, and shall take no position contrary thereto or inconsistent therewith in any discussion with or proceeding before any taxing authority, or otherwise.

         7.4.     Allocation of Purchase Price.

                  (a) In the event CONDOR makes the Election, the Purchase Price shall be allocated, for income tax purposes, among the Company's assets in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate.

                  (b) As promptly as practicable (but in no event later than 90 calendar days following the Closing Date), CONDOR shall deliver to STOCKHOLDERS, for STOCKHOLDERS' approval (which shall not be unreasonably withheld), a proposed allocation of the Purchase Price as described in subsection 7.4(a) above.

         7.5. Qualification to do Business. The STOCKHOLDERS shall take such steps as are necessary, including the payment of fees and penalties, at their sole expense, as shall be necessary to cause POWERCREW to be qualified to do business in those jurisdictions in which POWERCREW's business or activities or its ownership of assets before the Closing requires qualification under applicable law. The STOCKHOLDERS shall exercise their best efforts to cause such qualification(s) to be completed within thirty (30) days after Closing, and in any event, as soon as practicable.

         7.6. Continuation of POWERCREW. CONDOR agrees that it shall, through December 31, 2000, continue the operation of POWERCREW as a wholly-owned subsidiary of CONDOR, and that it shall not voluntarily cause the dissolution or termination of its corporate existence.

8.       INDEMNIFICATION

         The STOCKHOLDERS, jointly and severally on the one hand, and CONDOR, agree as follows:

         8.1 General Indemnification by the STOCKHOLDERS. The STOCKHOLDERS, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless CONDOR and POWERCREW at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incurred by CONDOR and POWERCREW as a result of or arising from:

                   (a) Any breach of the representations and warranties of the STOCKHOLDERS set forth herein or on the schedules or certificates delivered in connection herewith;

                   (b) Any breach of any agreement on the part of the STOCKHOLDERS under this Agreement;

                   (c) Any obligations for payment or performance under any Material Contract which, as of the Closing Date, is in an "overrun" (defined below) position, to the extent of such overrun, and only if such overrun was not accrued or otherwise reflected on the Financial Statements or the Closing Date Balance Sheet. For the purposes hereof, a Material Contract shall be deemed to be in an "overrun" position if the cost of POWERCREW's performance thereunder exceeds the consideration payable thereunder, and the "overrun" shall be the amount of such excess;

                   (d) Any obligation or liability resulting from POWERCREW's failure to qualify to do business (before Closing) in any jurisdiction in which the conduct of POWERCREW's business or activities or its ownership of assets requires qualification under applicable law, whether or not such failure is identified on Schedule 2.1; and

                   (e) Any obligation or liability reflected on Schedule 8.1 hereto, whether or not such obligation or liability has been excepted from the representations and warranties of STOCKHOLDERS by disclosure on a Schedule or otherwise.

         8.2 Indemnification by CONDOR. CONDOR covenants and agrees that it will indemnify, defend, protect and hold harmless STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (a) any breach by CONDOR of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith, or (b) any breach of any agreement on the part of CONDOR under this Agreement.

         8.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a Third Person or of the commencement of any action or proceeding by a Person not a party to this Agreement (a "Third Person"), the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall notify the Indemnified Party of its intention to do so within fourteen (14) days, and the Indemnified Party shall cooperate, at the Indemnifying Party's expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, in which case: (a) the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and necessary experts, and (b) the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified
Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

         8.4. Limitations on Indemnification. Except as otherwise specifically provided in this Agreement:

                  (a) Except for liability for breaches of the representations and warranties contained in Section 2.19 hereof, and except for liability for the claim of James Fitzgerald against POWERCREW identified in Schedule 8.1, for which there shall be no minimum claim, CONDOR and the other Persons or entities indemnified pursuant to Section 8.1 (other than the STOCKHOLDERS) shall not assert any claim for indemnification hereunder against the STOCKHOLDERS until such time as, and with respect to any individual claim, unless and until such claim or claims, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). The STOCKHOLDERS shall not assert any claim for indemnification hereunder against CONDOR until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDERS may have against CONDOR exceeds Fifty Thousand Dollars ($50,000).

                  (b) CONDOR shall have the right, upon written notice, to offset indemnification amounts due to it pursuant to this Agreement against payments due to the STOCKHOLDERS under (i) this Agreement (including, without limitation, the obligation to pay the Earnout Price) and/or (ii) any contract contemplated by, or referred to in, this Agreement.

                  (c) Notwithstanding any other term of this Agreement, none of the STOCKHOLDERS shall be liable under this Section 8 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER in connection with this Agreement.

                  (d) Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of CONDOR Stock, or a combination thereof, in the discretion of the Indemnifying Party. For purposes of calculating the value of the CONDOR Stock received or delivered by the STOCKHOLDERS (for purposes of determining the amount of any indemnity paid), the value of CONDOR Stock shall be determined as of the date of payment of the indemnity claim in the manner described in Section 1.3(b) hereof.

9.       TERMINATION OF AGREEMENT

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

                  (a)      by mutual consent of CONDOR and the STOCKHOLDERS;

                  (b) by CONDOR, on the one hand, or the STOCKHOLDERS, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by November 5, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

                  (c) by the STOCKHOLDERS on the one hand, or by CONDOR, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date.

         9.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, including, but not limited to, legal and audit costs and out of pocket expenses.

10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         10.1 STOCKHOLDERS. STOCKHOLDERS recognize and acknowledge that they have in the past, currently have, and in the future may have, access to certain confidential information of POWERCREW and/or CONDOR, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of POWERCREW's and/or CONDOR's respective businesses. STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of CONDOR who need to know information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, (b) following the Closing, such information may be disclosed by STOCKHOLDERS as is required in the course of performing his duties for CONDOR or POWERCREW, and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.1, unless (i) such information becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) disclosure is required by law or the order of any Governmental Authority under color of law; provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall, if possible, give prior written notice thereof to CONDOR and provide CONDOR with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event the transactions contemplated by this Agreement are not consummated, none of the STOCKHOLDERS shall have any of the above-mentioned restrictions on their ability to disseminate confidential information with respect to POWERCREW.

         10.2 CONDOR. CONDOR recognizes and acknowledges that it had in the past, currently has, and in the future may have, access to certain confidential information of POWERCREW, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of POWERCREW's business. CONDOR agrees that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the STOCKHOLDERS and to authorized representatives of POWERCREW, (b) to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 10.2, unless (i) such information becomes known to the public generally through no fault of CONDOR, (ii) disclosure is required by law or the order of any Governmental Authority under color of law; provided, that, prior to disclosing any information pursuant to this clause (ii), CONDOR shall, if possible, give prior written notice thereof to POWERCREW and the STOCKHOLDERS and provide POWERCREW and the STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by CONDOR of the provisions of this Section, POWERCREW and the STOCKHOLDERS shall be entitled to an injunction restraining CONDOR from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting POWERCREW and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         10.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 10.1 and 10.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders. Nothing herein shall be construed as prohibiting a party hereto from pursuing any other available remedy for such breach or threatened breach of Sections 10.1 and 10.2, including the recovery of damages.

         10.4 Survival. The obligations of the parties under this Article 10 shall survive the termination of this Agreement for a period of five years from the Closing Date.

11.      GENERAL

         11.1 Cooperation. STOCKHOLDERS and CONDOR shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. STOCKHOLDERS will cooperate and use their reasonable efforts to have the present officers, directors and employees of POWERCREW cooperate with CONDOR on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         11.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (including by operation of law) without the consent of the other party and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CONDOR, and the heirs and legal representatives of the STOCKHOLDERS. Notwithstanding the foregoing, the STOCKHOLDERS shall have the right to assign up to Fifteen Percent (15%) of their rights to receive Earnout Price to a corporation, partnership, limited liability company, or other entity, which is controlled by them, provided, however, that no such assignment shall otherwise vary the terms and conditions respecting the Earnout Price.

         11.3 Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS and CONDOR and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDERS and CONDOR.

         11.4 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Signatures may be exchanged by telecopy, and each party agrees that it will be bound by its telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

         11.5 Brokers and Agents. The STOCKHOLDERS have engaged Ambassador Capital Corporation to serve as their broker and investment banker; CONDOR has employed no broker or agent in connection with this transaction. Each party agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         11.6 Expenses. Each party shall each bear its own expenses incurred in connection with the transactions contemplated by this Agreement.

         11.7 Notices. All notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or upon receipt if sent by first class certified mail, return receipt requested or the next business day if sent by telex (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), or upon delivery if sent by express mail, in each case postage prepaid and addressed as follows:

                  (a) If to CONDOR:

                      Annapolis Office Plaza
                      170 Jennifer Road, Suite 325
                      Annapolis, Maryland  21401
                      Attention:  John F. McCabe, Esquire
                  with copies to:

                      Whiteford, Taylor & Preston L.L.P.
                      Seven Saint Paul Street
                      Baltimore, Maryland  21202
                      Attn:  William M. Davidow, Jr., Esq.

                  (b) If to the STOCKHOLDERS:

                      PowerCrew, Inc.
                      The Commons at Great Valley
                      17 General Warren Blvd.
                      Malvern, Pennsylvania 19355

                  with copies to:

                      John A. Featherman, III, Esquire
                      MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. 17 West Miner Street
                      P.O. Box 660
                      West Chester, Pennsylvania 19381

or to such other address or counsel as any party hereto shall specify pursuant to this Section 11.7 from time to time.

         11.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, except that matters herein within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law, in each case without reference to conflicts of laws principles.

         11.9 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         11.10 Time. Time is of the essence with respect to this Agreement.

         11.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


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

         11.12 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         11.12. Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         11.14 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of CONDOR and the STOCKHOLDERS. Any amendment or waiver effected in accordance with this Section 11.14 shall be binding upon each of the parties hereto and their successors or assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                                     CONDOR:

                        CONDOR TECHNOLOGY SOLUTIONS, INC.


                       By:  /s/John F. McCabe
                            -----------------------------------
                                  STOCKHOLDERS:

                            /s/ Peter T. Duflo
                            -----------------------------------
                                 PETER T. DUFLO

                            /s/ Robert Genzano
                            -----------------------------------
                                 ROBERT GENZANO


                                POWERCREW, INC.


                       By:  /s/ Peter T. Duflo
                            -----------------------------------


                                      43